Exhibit 10.22

November 30, 2007

Mr. Xiqun Yu, CEO
China Education Alliance, Inc.
80 Heng Shan Road, Kun Lun Shopping Mall
Harbin, CHINA 150090

Re: Liquidated Damages Provisions

Dear Mr. Yu:

This letter will confirm our agreement and understanding with respect to a modification of the liquidated damages provisions contained in the securities purchase agreement (the “Purchase Agreement”), dated May 8, 2007 among China Education Alliance, Inc. (the “Company”), Barron Partners, LP, Eos Holdings and Hua-Mei 21st Century Partners, LP (the “Investors”), as amended, and the registration rights agreement (the “Registration Rights Agreement”) dated May 8, 2007, by and among the Company and the Investors, as follows:

Section 2.8(i) of the Registration Rights Agreement is amended to eliminate liquidated damages for failure to file the Initial Registration Statement by the Filing Date.

The parties agree that the Purchase Agreement is amended to provide that wherever the Purchase Agreement provides for the delivery of shares of Series A Preferred Stock in satisfaction of an obligation under the Purchase Agreement, a share of Series A Preferred Stock shall have a value equal to the Liquidation Value as set forth in the Certificate of Designation.

The parties acknowledge that the Company has issued 208,456 shares of Series A Convertible Preferred Stock as a result of the failure of the Company to satisfy its obligations under Section 6.10 and 6.11 of the Purchase Agreement as of August 5, 2007 and that such shares represent the full and complete liquidated damages payment due to the Investors from the Company from August 5, 2007 through October 15, 2007.

The Investors waive all further liquidated damages under the Purchase Agreement and the Registration Rights Agreement through December 31, 2007.

Except as modified by this letter, the Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect.

Please confirm your agreement with the foregoing.

[Signatures on following page]

BARRON PARTNERS LP
By: Barron Capital Advisors, LLC, its General Partner

/s/ Andrew Barron Worden
Andrew Barron Worden, President

EOS HOLDINGS

By:	/s/ Jon R. Carnes
Jon R.Carnes, President

HUA-MEI 21ST CENTURY PARTNERS, LP

By:	/s/ Peter Siris
Peter Siris, CEO

AGREED TO AND ACCEPTED:

CHINA EDUCATION ALLIANCE, INC.

By:	/s/ Xiqun Yu
Xiqun Yu, CEO